Exhibit 99.1

Radian Executes Mortgage Insurance Industry’s First Simultaneous ILN and XOL Reinsurance Placement

Combined placement totals $455 million, comprised of $434 million of mortgage insurance-linked notes and $21 million of excess-of-loss reinsurance coverage

PHILADELPHIA--(BUSINESS WIRE)--November 15, 2018--Radian Group Inc. (NYSE: RDN) today announced that its wholly owned subsidiary, Radian Guaranty Inc., has obtained $434 million of credit risk protection from Eagle Re 2018-1 Ltd. (Eagle Re) through the issuance by Eagle Re of mortgage insurance-linked notes (ILNs) to eligible third-party capital markets investors in an unregistered private offering. Eagle Re is a special purpose insurer domiciled in Bermuda and is not a subsidiary or affiliate of Radian Guaranty. In addition, Radian Guaranty has agreed to terms with a third-party global reinsurer on a separate excess of loss (XOL) reinsurance agreement for $21 million of protection. The ILNs and XOL transfer risk on the same portfolio of eligible mortgage insurance policies issued by Radian Guaranty between January 2017 and December 2017, with the XOL covering a pro rata portion of the risk alongside certain classes of the ILNs.

“At Radian, we have a successful track record of sourcing, underwriting, managing and distributing mortgage credit risk, and we are pleased to execute this combined transaction that is the first of its kind in our industry,” said Radian’s Chief Executive Officer Rick Thornberry. “We believe there are a number of strategic benefits from leveraging and regularly accessing both the capital and reinsurance markets to distribute risk, including a reduction in our overall cost of capital, increased capital efficiency, and most importantly, the opportunity to reduce portfolio and financial volatility through economic cycles.”

Eagle Re has funded its obligations through the issuance of three classes of ILNs. The ILNs provide excess of loss protection to Radian Guaranty for three coverage levels designated as M-1, M-2 and B-1, with a coverage percentage of 100 percent, 90 percent and 90 percent, respectively. The XOL covers the remaining 10 percent portion of coverage levels M-2 and B-1, and sits alongside the corresponding class of ILNs. All classes have 10-year final maturities and may be called at Radian Guaranty’s option after five years. The M-1, M-2 and B-1 notes have been assigned ratings of BBB-, BB- and B+, respectively, by Morningstar Credit Ratings LLC.

Fannie Mae and Freddie Mac (GSEs) have approved the ILNs, while the XOL remains subject to GSE approval. Additional information about the combined ILN and XOL reinsurance placement may be found on the Investors section of Radian’s website here https://www.radian.biz/page?name=Presentations.

About Radian

Radian is ensuring the American dream of homeownership responsibly and sustainably through products and services that include industry-leading mortgage insurance and a comprehensive suite of mortgage, risk, real estate, and title services. We are powered by technology, informed by data and driven to deliver new and better ways to transact and manage risk. Learn more about Radian’s financial strength and flexibility at www.radian.biz and visit www.radian.com to see how Radian is shaping the future of mortgage and real estate services.

Forward-Looking Statements

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation: our ability to receive, as currently expected, GSE approval for the XOL reinsurance agreement and to receive the full PMIERs benefit for both the ILN and XOL reinsurance arrangements; and our ability to successfully execute and implement our capital plans, including plans for executing our risk distribution strategy by regularly transacting through the capital markets and reinsurance markets.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

CONTACT:
Emily Riley – Phone: 215.231.1035
Email: emily.riley@radian.biz